Exhibit 99.1

News Release

Cenveo Completes Purchase of Rex Corporation

STAMFORD, CT – (March 31, 2008) - Cenveo, Inc. (NYSE: CVO), announced today that the Company has completed its previously-announced purchase of Rex Corporation (Rex), of Jacksonville, FL.  Rex is one of the largest independent manufacturers of premium and high-quality packaging solutions in North America with over 35 years of industry experience.

Robert G. Burton, Chairman and Chief Executive Officer of Cenveo, stated:
“We are pleased to have completed this acquisition and I look forward to working with Chipper Hall and the entire Rex team as we join our two strong franchises.  We believe this combination will benefit our customers by increasing the value we offer to them in order to support the growth of their businesses in the future, both domestically and globally.  I want to personally welcome each of the fine employees of Rex to the Cenveo family.

Mr. Burton concluded:
Along with closing this strategic acquisition, we have also focused our attention on ensuring that we have the appropriate cost structure during this period of economic uncertainty.  Over the past month we have looked across our entire operating platform for additional opportunities to improve efficiencies and reduce costs.  We have eliminated over $25 million of incremental costs, on an annualized basis, from all aspects of our business by consolidating duplicative functions and processes, by further rationalizing our operating structure and focusing our resources on improving productivity and efficiencies and by asking our people to wear multiple hats and to do more with less.  We feel that by taking these incremental steps now, we will be well positioned to achieve our long term financial goals.”

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Cenveo (NYSE: CVO), headquartered in Stamford, Connecticut, is a leader in the management and distribution of print and related products and services.  The Company provides its customers with low-cost solutions within its core businesses of commercial printing and packaging, envelope, form, and label manufacturing, and publisher services; offering one-stop services from design through fulfillment.   With over 10,000 employees worldwide, Cenveo delivers everyday for its customers through a network of production, fulfillment, content management, and distribution facilities across the globe.

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Statements made in this release, other than those concerning historical financial information, may be considered “forward-looking statements,” which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.  In view of such uncertainties, investors should not place undue reliance on our forward-looking statements.  Such statements speak only as of the date of this release, and we undertake no obligation to update any forward-looking statements made herein.  Factors that could cause actual results to differ materially from management’s expectations include, without limitation:  (1) our substantial indebtedness impairing our financial condition and limiting our ability to incur additional debt; (2) the terms of our indebtedness imposing significant restrictions on our operating and financial flexibility; (3) the potential to incur additional indebtedness, exacerbating the above factors; (4) cross default provisions in our indebtedness, which could cause all of our debt to become due and payable as a result of a default under an unrelated debt instrument; (5) our ability to successfully integrate acquisitions; (6) intense competition in our industry; (7) the absence of long-term customer agreements in our industry, subjecting our business to fluctuations; (8) factors affecting the U.S. postal services impacting demand for our products; (9) increases in paper costs and decreases in its availability; (10) our history of losses and ability to return to consistent profitability; (11) the availability of the Internet and other electronic media affecting demand for our products; (12) our labor relations; (13) compliance with environmental rules and regulations; (14) dependence on key management personnel; and (15) general economic, business and labor conditions.  This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact the Company’s business.  Additional information regarding these and other factors can be found in Cenveo, Inc.’s periodic filings with the SEC, which are available at http://www.cenveo.com.

Inquiries from analysts and investors should be directed to Robert G. Burton, Jr. at (203) 595-3005.